Exhibit D

to the Securities Purchase Agreement

Form of

PLEDGE AND SECURITY AGREEMENT

This PLEDGE AND SECURITY AGREEMENT (the “Agreement”), dated October [ ], 2014, is made by and between eWellness Healthcare Corporation, a Nevada corporation, (the “Debtor”), and each of the purchasers identified on Schedule I hereto (the “Secured Party”) (together referred to as the “Parties”).

RECITALS

A. Prior to or concurrently with the execution of this Agreement, the Debtor and the Secured Party are entering into a Securities Purchase Agreement (the “Purchase Agreement”) providing for the sale of up to an aggregate of one million two hundred thousand dollars ($1,200,000) of Convertible Promissory Notes (the “12% Convertible Notes,” together with the Purchase Agreement, the “Transaction Documents”).

B. As a condition precedent to the Secured Party entering into the Purchase Agreement, the Secured Party has required that the obligations of Borrower under the Notes be secured by a security interest in certain assets of Debtor in accordance with the terms of this Security Agreement

NOW, THEREFORE, in consideration of the premises, the mutual covenants and agreements herein contained, and other good and valuable consideration, the receipt, adequacy and sufficiency of which are hereby acknowledged, the parties hereto, intending to be bound, do hereby agree as follows:

1.	Grant of Security Interest and Collateral Assignment. As collateral security for the due and punctual payment and performance of the Secured Obligations, as defined in Section 2 (Secured Obligations) the Debtor hereby grants to the Secured Party, with full power and authority to exercise all rights and powers granted by the Debtor hereunder, a lien upon, and a security interest, in and to, and hereby collaterally assigns to the Secured Party, the following assets (the “Collateral”):

All of the Debtor’s assets, including all proceeds from and in respect thereof, as well as the Debtor’s cash flows.

2.	Secured Obligations. The debts, obligations and liabilities secured hereby (the “Secured Obligations”) are the following: (i) any and all obligations of the Debtor to the Secured Party under the 12% Convertible Notes and any and all other obligations to or agreements with the Secured Party; (ii) the full amount of any indemnity arising under Section 3; and, (iii) any and all other obligations of Debtor hereunder.

3.	No Secured Party Liability re Company; Indemnification. This pledge and security interest is for Collateral purposes only, and the Secured Party shall not, either by virtue hereof, or by the retention of distributions to which the Debtor would otherwise be entitled, or by virtue of its receipt of distributions from the Company, or by the exercise of any of its rights hereunder, be deemed to be a partner or principal of the Company or to have any liability for the debts, obligations or liabilities of the Company, the Debtor or any other participant in the Company or to have any obligation to make capital contributions to the Company. The Debtor shall indemnify and hold harmless the Secured Party in its capacity as Secured Party from and against any and all liability, loss or damage which it may suffer or incur and which arises out of or results from:

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(a) The Company’s organizational documents or any agreement to which the Company may be a party (a “Company Agreement”), including, without limitation, the Debtor being named as a general or limited partner therein or acting in such capacity pursuant to the terms thereof and the Transaction Documents;

(b) This Agreement or the Secured Party’s receipt of distributions or the lawful exercise of any rights of the Secured Party hereunder; and

(c) Any claimed or any alleged obligation, liability or duty on the part of the Secured Party to perform or discharge any of the terms, covenants or provisions of any Company Agreement; together, in each instance, with all costs and expenses (including, without limitation, court costs and reasonable attorneys’ fees) paid or incurred in connection therewith. Notwithstanding the foregoing, the Debtor shall not be obligated to indemnify the Secured Party hereunder for any liability, loss or damage which the Secured Party may suffer or incur as a result of gross negligence or willful misconduct directly caused by the Secured Party. The Debtor shall reimburse the Secured Party upon demand for the full amount of any indemnity to which the Secured Party may be entitled hereunder, and the full amount of the Debtor’s indemnity obligation shall be considered to be a Secured Obligation and shall be secured hereby.

4.	Certificates. If at any time any of the Collateral shall be represented by one or more certificates or any documents which are instruments as defined in the Uniform Commercial Code, as amended from time to time (the “UCC”), then the Debtor shall promptly deliver the same to the Secured Party, accompanied by transfer powers endorsed in blank representing such certificates or documents, duly executed, with signatures guaranteed and proper evidence of due authority to deliver such instruments and endorse such powers.

5.	Representations, Warranties and Covenants. The Debtor represents and warrants to, and covenants with, the Secured Party that:

5.1 No Certificates. The Collateral is not represented or evidenced by any form of certificate or other document which is an instrument (as defined in the UCC); and to the extent so certificated, the Debtor shall comply with the provisions of Section 4 (Certificates).

5.2 No Liens. The Collateral is not subject to any restriction which would prohibit or restrict the granting of a security interest in and collateral assignment of the Interest pursuant hereto, or any restriction which would prohibit or restrict the sale or other disposition of the Collateral upon default hereunder.

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5.3 Authority. The Debtor has all power, statutory and otherwise, to execute and deliver this Agreement, to perform its obligations hereunder and to subject the Collateral to the security interest created hereby, all of which has been duly authorized by all necessary action. The execution and delivery of this Agreement, and the performance of this Agreement and the enforcement of the security interest granted hereby, will not result in any violation of or be in conflict with or constitute a default under any term of any agreement or instrument, or any judgment, decree, order, law, statute, rule or governmental regulation applicable to the Debtor or the collateral, or result in the creation of any mortgage, lien, charge or encumbrance upon the Collateral or any other of the properties or assets of the Debtor (except pursuant hereto).

5.4 Ownership. The Debtor is the sole record and beneficial owner of the Collateral, and neither the Collateral nor the proceeds thereof are subject to any pledge, lien, security interest, charge or encumbrance except the lien created pursuant to this Agreement. The Debtor will defend the Collateral against all claims and demands on all persons at any time claiming any interest therein. Other than the financing statements filed pursuant to this Agreement, no currently effective financing statement covering the Collateral is on file in any public office where such financing statements are required or permitted to be filed pursuant to the UCC.

5.5 Consent of Secured Party. The Debtor shall not enter into any amendment to any Company Agreement without the prior written consent of the Secured Party (which consent the Secured Party may give or withhold in its sole discretion), but which consent shall be deemed to be given if it is not denied within thirty (30) days after Debtor gives notice, pursuant to the provisions of Section 11, to the Secured Party and its attorney.

5.6 No Assignment. The Debtor shall not (i) sell, assign, pledge, encumber, grant a security interest in or otherwise transfer or dispose of, or create or suffer to be created any lien, security interest or encumbrance on, any of the Collateral or this Agreement without the prior written consent of the Secured Party (which consent the Secured Party may give or withhold in its sole discretion). The Debtor shall give the Secured Party prompt and detailed notice (i) of any lien, security interest, encumbrance or claim made or asserted against any of the Collateral, (ii) of any distribution of cash or other property by the Company, whether in complete or partial liquidation or otherwise, and of any other material change in the composition of the Collateral, and (iii) of the occurrence of any other event which could have a material adverse effect on the aggregate value of the Collateral or on the security interest created hereunder.

5.7 Principal Address of Debtor. The Debtor’s principal place of business is 11825 Major Street, Culver City, California 90230 and the office in which the records concerning the Collateral are kept is located at such address. The Debtor will not locate Debtor’s principal place of business or residence, as the case may be, at another address, and will not remove the Debtor’s records relating to the Collateral to another location without (i) giving the Secured Party thirty (30) days prior written notice thereof, and (ii) in connection with any such changes, executing and delivering, or causing to be executed and delivered, to the Secured Party all such additional security agreements, financing statements and other documents as the Secured Party shall reasonably require due to any such change. Debtor shall promptly transmit to Secured Party all information that it may have or receive with respect to Collateral or with respect to any account debtor which might in any way affect Secured Party’s rights or remedies with respect thereto.

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5.8 Name Changes. The Debtor will not change his name without (i) giving the Secured Party thirty (30) days prior written notice thereof and (ii) in connection with any such change, executing and delivering, or causing to be executed and delivered, to the Secured Party all such additional security agreements, financing statements and other documents as the Secured Party shall reasonably require to maintain its rights under this Agreement.

5.9 Distributions. The Debtor has agreed that all distributions on account of the Interest are to be paid directly to the Secured Party and Debtor shall obtain all consents required to do so, except that as long as no default or Event of Default exists hereunder or any document or instrument creating the Secured Obligations or standing as security therefor, the Debtor may retain such distributions.

6.	Events of Default.

6.1 Events of Default. The occurrence of any one or more of the following events shall constitute an event of default (an “Event of Default”) under this Agreement: (i) should any representation or warranty made by or on behalf of the Debtor in this Agreement or in any document related hereto, including the Transaction Documents, be, or become, materially inaccurate (except to the extent rendered inaccurate by the mere passage of time or by reason of actions taken by the Debtor with the prior written consent of the Secured Party or expressly permitted hereby); or (ii) should the Debtor default in the due performance or observance of any term, covenant or agreement on his part to be performed or observed pursuant to this Agreement, pursuant to any document or instrument creating the Secured Obligations or standing as security therefor, or pursuant to any other agreement with the Secured Party, as the case may be.

6.2 Remedies. If an Event of Default shall occur hereunder: (i) the Secured Party may take possession of the Collateral and may exclude the Debtor, and all persons claiming by, through or under the Debtor, from possession thereof, and may assign the Collateral to a nominee or a third party (it being understood that, in connection therewith, the Secured Party or any third party assignee or nominee of the Secured Party shall have the right to exercise, in the name of the Debtor, Debtor’s rights and powers as a principal including “Manager” of any LLC, if applicable, of the Company); and (ii) the Secured Party shall have all rights and remedies of a secured party available under the UCC and any other rights and remedies available under this Security Agreement or at law or in equity.

6.3 Substitute Principal. In the event of the taking of possession of the Collateral, the Secured Party or any third party assignee or nominee of the Secured Party, may, in addition to (but in no way limiting) the foregoing remedies, become a substitute principal in the Company (including, but not limited to, a partner in any partnership, a member and/or manager in any LLC or LLP, and a stockholder of any corporation).

6.4 Disposition of Collateral. More specifically, but in no way in limitation of the rights and remedies of the Secured Party, the Secured Party may, upon ten (10) days’ notice (which notice shall be deemed to satisfy any requirement of reasonable notification) to the Debtor of the time, place and circumstances of sale, and without liability for any diminution in price which may have occurred, sell or otherwise dispose of all or any part of the Collateral. Such sale or other disposition may be by public or private proceedings and may be made by way of one or more contracts, as a unit or in portions, at such time and place, by such method, and in such manner and on such terms, as the Secured Party may determine. At any public sale, the Secured Party shall be free to purchase all or any part of the Collateral. The Debtor recognizes that the fact that the Interest is not registered under the Securities Act of 1933 and is unlikely to be registered in the future may necessitate a private sale which is likely to result in a lower price than would a public sale, and hereby consents to such a private sale and agrees that the same is commercially reasonable.

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6.5 Proceeds of Disposition. The proceeds of any sale or other disposition of or collection of or other realization upon all or any part of the Collateral (together with any cash held as Collateral hereunder), shall be applied in the following order of priority: First, to pay the costs and expenses of collection, custody, sale or other disposition or delivery (including, without limitation, reasonable legal costs and attorneys’ fees) and all other charges incurred by the Secured Party with respect to the Collateral; Second, to the payment of the Secured Obligations; and third, to pay any surplus to the Debtor or to any person or party lawfully entitled thereto, or as a court of competent jurisdiction may direct.

6.6 Sufficient Discharge. The receipt given by the Secured Party for the purchase money paid at any sale shall be a sufficient discharge therefor to any purchaser of all or any part of the Collateral sold. No such purchaser, after paying such purchase money and receiving such receipt, shall be bound to see to the application of such purchase money or any part thereof, or in any manner be answerable for any loss, misapplication or non-application of any such purchase money, or any part thereof, or be bound to inquire as to the authorization, necessity, expediency or regularity of any such sale.

7.	Attorney-in-Fact. The Secured Party is hereby appointed the attorney-in-fact, with full power of substitution, of the Debtor for the purpose of carrying out the provisions hereof and taking any action and executing any instruments, including, without limitation, financing or continuation statements, conveyances, assignments and transfers which are required to be taken or executed by the Debtor, and including any documents required to be signed by the Debtor to designate the Secured Party or its nominee or third party assignee, or the purchaser of all or part of the Collateral, as a substitute principal in the Company in the event of foreclosure, which the Secured Party may deem necessary or advisable to accomplish the purposes hereof, which appointment as attorney-in-fact is coupled with an interest and is irrevocable. The Debtor shall indemnify and hold harmless the Secured Party from and against any liability or damage which it may incur in the exercise and performance, in good faith, of any of its powers and duties specifically set forth herein, but not for any liability or damage incurred on account of the gross negligence or willful misconduct of the Secured Party. In addition, Secured Party is further granted the power, coupled with an interest, to sign on behalf of Debtor as attorney-in-fact and to file one or more financing statements under the Uniform Commercial Code naming Debtor as debtor and Secured Party as secured party and describing the Collateral herein specified.

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8.	Waivers. To the extent permitted by law, the Debtor hereby waives any right he may have under applicable law, to notice or to a judicial hearing prior to the exercise of any right or remedy provided hereby to the Secured Party and waives the Debtor’s rights, if any, to set aside or invalidate any sale duly consummated in accordance with the provisions hereof on the grounds (if such be the case) that the sale was consummated without a prior judicial hearing. The Debtor’s waivers under this Section 8 have been made voluntarily, intelligently and knowingly, and after the Debtor has been apprised and counseled by the Debtor’s attorneys as to the nature thereof and the Debtor’s possible alternative rights. No delay or omission on the part of the Secured Party in exercising any right hereunder shall operate as a waiver of such right or of any right hereunder. Any waiver of any such right on any one occasion shall not be construed as a bar to or waiver of any such right on any such future occasion. No course of dealing between the Debtor and the Secured Party nor any failure to exercise, nor any delay in exercising, on the part of the Secured Party, any right, power or privilege hereunder or under any of the Secured Obligations, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or thereunder preclude any other or further exercise thereof or the exercise of any other right, power or privilege. Notwithstanding the immediately preceding provisions of this Section 8, in the event that other sections of this Agreement specifically grant the right of notice to the Debtor, the Debtor shall enjoy such specific rights, and the provisions of such other sections shall supersede the foregoing provisions of this Section 8.

9.	Termination; Assignments. This Agreement and the security interest in and lien on the collateral created hereby shall terminate when all of the Secured Obligations have been paid in full. In the event of a sale or assignment (including without limitation a collateral assignment) by the Secured Party of all or any part of the Secured Obligations held by it, the Secured Party shall be deemed to have assigned or transferred its rights and interests under this Agreement, to the extent of such sale or assignment, to purchaser or purchasers of such Secured Obligations, whereupon such purchaser or purchasers shall become vested with the powers and rights so assigned by the Secured Party hereunder and the Secured Party shall, to that extent, thereafter be released and discharged from any liability or responsibility hereunder, with respect to the rights and interest so assigned, but if and to the extent that the Secured Party retains any interest in the Collateral, the Secured Party will continue to have the rights and powers set forth herein with respect thereto.

10.	Governmental Approvals, Etc. Upon the exercise by the Secured Party of any power, right, privilege or remedy pursuant to this Agreement which requires any consent, approval, registration, qualification or authorization of any governmental authority or instrumentality, the Debtor shall execute and deliver, or will cause the execution and deliver of, all applications, certificates, instruments and other documents and papers that the Secured Party may require therefor.

11.	Notices. All notices, requests, demands, consents, approvals or other communications to or upon the respective parties hereto shall be done in accordance with the notice provisions set forth in Section 5.4 of the Purchase Agreement, unless an alternative method of notice is specifically required herein.

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12.	Miscellaneous.

12.1 Governing Law. All questions concerning the construction, validity, enforcement and interpretation of the Transaction Documents shall be governed by and construed and enforced in accordance with the internal laws of the State of Nevada, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Agreement and any other Transaction Documents (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in Clark County, Nevada. Each party hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the Clark County for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of any of the Transaction Documents), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law.

12.2 Injunctive Relief. The Debtor agrees that the Debtor’s obligations and the rights of the Secured Party hereunder and under the Secured Obligation may be enforced by specific performance hereof and thereof and temporary, preliminary and/or final injunctive relief relating hereto and thereto, without necessity for proof by the Secured Party that the Secured Party would otherwise suffer irreparable harm, and the Debtor hereby consents to the issuance of such specific injunctive relief.

12.3 Secured Party Liability. The Secured Party shall be under no duty or liability with respect to the Collateral other than to use reasonable care in the custody of any certificate representing the Collateral while in its possession, and shall not be liable for any failure to take action necessary to preserve rights against prior parties on any instrument constituting Collateral. The Debtor agrees that in dealing with the Secured Party, the Debtor shall look solely to the assets and property of the Secured Party, in that no trustee, beneficiary, officer, director or agent of the Secured Party assumes any personal liability for the obligations of the Secured Party.

12.4 Cumulative Remedies. The rights and remedies of the Secured Party herein provided or provided under any other agreement or instrument, or otherwise available, are cumulative, and are in addition to and not exclusive of or in limitation of any rights and remedies provided by law, including, without limitation, the rights and remedies of secured party under the UCC.

12.5 Attorneys’ Fees. All costs and expenses, including without limitation, legal costs and reasonable attorneys’ fees, incurred by the Secured Party in enforcing this Agreement shall be chargeable to and secured by the Collateral hereunder.

12.6 Continuing Security Interest; Assignment. This Agreement shall create a continuing security interest in the Collateral and shall remain in full force and effect until the payment in full of the Secured Obligations and all other amounts payable under the 12% Convertible Note. All rights of the Secured Party hereunder shall inure to the benefit of its successors and assigns, and this Security Agreement shall bind the Debtor’s heirs, legal representatives, successors and assigns.

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12.7 Execution. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to each other party, it being understood that the parties need not sign the same counterpart. In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or “.pdf” signature page were an original thereof.

12.8 Separability. If any provision hereof shall be invalid or unenforceable in any respect or in any jurisdiction, the remaining provisions hereof shall remain in full force and effect and shall be enforceable to the maximum extent permitted by law.

12.9 No Consent. No consent, approval or waiver hereunder or pursuant hereto shall be binding unless in writing.

12.10 Section Headings. The section headings provided in this Agreement are for convenience of reference only and shall not be considered in construing this Agreement.

12.11 Amendments. No amendment or waiver of any provision of this Agreement, and no consent to any departure of the Debtor here from, shall in any event be effective, unless the same shall be in writing and signed by the parties.

[SIGNATURES ON FOLLLOWING PAGES]

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IN WITNESS WHEREOF, the Parties have caused this Security and Pledge Agreement to be executed and effective on the day and year first written above.

DEBTOR:
eWellness Healthcare Corporation

By:	Darwin Fogt
Title:	President & CEO

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IN WITNESS WHEREOF, the Parties have caused this Security and Pledge Agreement to be executed and effective on the day and year first written above.

SECURED PARTY:

The Purchasers listed on Schedule I to this Agreement have executed a Securities Purchase Agreement with the Debtor which provides, among other things, that by executing the Securities Purchase Agreement, each purchaser is deemed to have executed this Security and Pledge Agreement in all respects and is bound by and entitled to all of the terms and conditions thereof as set forth in such Securities Purchase Agreement.

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Schedule I

List of Purchasers/Secured Party

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